Exhibit 99.1

Contact: Investor Relations (408) 523-2161
INTUITIVE ANNOUNCES FIRST QUARTER EARNINGS
SUNNYVALE, CALIF. April 21, 2026 – Intuitive (the “Company”) (Nasdaq: ISRG), a global technology leader in minimally invasive care and the pioneer of robotic-assisted surgery, today announced financial results for the quarter ended March 31, 2026.
Q1 Highlights
•Worldwide procedures (da Vinci and Ion combined) grew approximately 17% compared with the first quarter of 2025. Da Vinci procedures grew approximately 16%, and Ion procedures grew approximately 39%.
•The Company placed 431 da Vinci surgical systems, compared with 367 in the first quarter of 2025. The first quarter 2026 da Vinci surgical system placements included 232 da Vinci 5 systems, compared with 147 in the first quarter of 2025. The Company placed 52 Ion endoluminal systems, compared with 49 in the first quarter of 2025.
•The Company grew its da Vinci surgical system installed base to 11,395 systems as of March 31, 2026, an increase of 12% compared with 10,189 as of March 31, 2025. The Company grew its Ion endoluminal system installed base to 1,041 systems as of March 31, 2026, an increase of 22% compared with 853 as of March 31, 2025.
•First quarter 2026 revenue of $2.77 billion increased 23%, compared with $2.25 billion in the first quarter of 2025.
•First quarter 2026 GAAP net income attributable to Intuitive Surgical, Inc. was $822 million, or $2.28 per diluted share, compared with $698 million, or $1.92 per diluted share, in the first quarter of 2025.
•First quarter 2026 non-GAAP* net income attributable to Intuitive Surgical, Inc. was $901 million, or $2.50 per diluted share, compared with $662 million, or $1.81 per diluted share, in the first quarter of 2025.
•The Company repurchased 2.3 million shares of its common stock for $1.1 billion in the first quarter of 2026.
Q1 Financial Summary
Gross profit, income from operations, net income attributable to Intuitive Surgical, Inc., and net income per diluted share attributable to Intuitive Surgical, Inc. are reported on a GAAP and non-GAAP* basis. The non-GAAP* measures are described below and are reconciled to the corresponding GAAP measures at the end of this release.
First quarter 2026 revenue was $2.77 billion, an increase of 23% compared with $2.25 billion in the first quarter of 2025. The higher first quarter revenue was driven by growth in procedure volume, higher da Vinci system placements, and an increase in the installed base of da Vinci and Ion systems.
First quarter 2026 instruments and accessories revenue increased by 23% to $1.69 billion, compared with $1.37 billion in the first quarter of 2025. The increase in instruments and accessories revenue was primarily driven by approximately 16% growth in da Vinci procedure volume, customer buying patterns, and approximately 39% growth in Ion procedure volume.
First quarter 2026 systems revenue was $651 million, compared with $523 million in the first quarter of 2025. The higher systems revenue reflected increased da Vinci system placements, a higher lease installed base, and higher da Vinci system average selling prices compared with the first quarter of 2025. The Company placed 431 da Vinci surgical systems, of which 232 were da Vinci 5 systems, in the first quarter of 2026, compared with 367 systems, of which 147 were da Vinci 5 systems, in the first quarter of 2025. The first quarter 2026 da Vinci surgical system placements included 243 systems placed under operating lease arrangements, of which 118 systems were placed under usage-based operating lease arrangements, compared with 198 systems placed under operating lease arrangements, of which 107 systems were placed under usage-based operating lease arrangements in the first quarter of 2025.
First quarter 2026 GAAP income from operations increased to $855 million, compared with $578 million in the first quarter of 2025. First quarter 2026 GAAP income from operations included share-based compensation expense of $213 million, compared with $190 million in the first quarter of 2025. First quarter 2026 non-GAAP* income from operations increased to $1.08 billion, compared with $0.77 billion in the first quarter of 2025.

First quarter 2026 GAAP net income attributable to Intuitive Surgical, Inc. was $822 million, or $2.28 per diluted share, compared with $698 million, or $1.92 per diluted share, in the first quarter of 2025. First quarter 2026 GAAP net income attributable to Intuitive Surgical, Inc. included excess tax benefits of $73 million, or $0.20 per diluted share, compared with $145 million, or $0.40 per diluted share, in the first quarter of 2025.
First quarter 2026 non-GAAP* net income attributable to Intuitive Surgical, Inc. was $901 million, or $2.50 per diluted share, compared with $662 million, or $1.81 per diluted share, in the first quarter of 2025.
The Company ended the first quarter of 2026 with $7.98 billion in cash, cash equivalents, and investments, a decrease of $1.05 billion during the quarter, primarily driven by cash used for repurchases of common stock and the acquisition of a business, partially offset by cash generated from operations.
“We are pleased with company performance this quarter, which was marked by expanded adoption of our da Vinci, Ion, and digital platforms,” said Dave Rosa, Intuitive CEO. “We remain deeply committed to supporting customers globally in their pursuit of the quintuple aim: achieving better patient outcomes, improving patient and care team experiences, lowering the total cost to treat, and expanding access to high quality, minimally invasive care.”
2026 Financial Outlook
The Company expects the following results for the full year of 2026:
•Worldwide da Vinci procedure growth of approximately 13.5% to 15.5% in 2026.
•Non-GAAP* gross profit margin to be within a range of 67.5% and 68.5% of revenue in 2026. This range includes an estimated impact from tariffs of 1.0% of revenue.
•Non-GAAP* operating expense growth of 11% to 14% in 2026.
The range for expected non-GAAP* gross profit margin reflects the Company’s estimates of the adverse impact from tariffs that are currently in effect as of the time of this press release and assumes such tariffs remain in place through the end of the year. Should additional tariffs beyond our expectations be implemented, the additional impact on the Company’s financial results in 2026, including the change in expected non-GAAP* gross profit margin, could be material. The ultimate effect of tariffs will depend on various factors, including the proportion of components procured and finished goods manufactured outside of the United States and the amount, scope, nature, and timing of the tariffs.
The 2026 financial outlook provided above includes forward-looking, non-GAAP financial measures, which management uses in measuring performance. We do not provide a reconciliation of non-GAAP outlook measures to corresponding GAAP measures on a forward-looking basis, because we are unable to predict with reasonable certainty the exact timing and ultimate outcome of certain items, including but not limited to legal proceedings, without unreasonable efforts. These items are uncertain, depend on various factors, and could be material to the Company’s results computed in accordance with GAAP. For additional information regarding the nature of these items, refer to the reconciliations of historical GAAP to non-GAAP measures included elsewhere in this release.
Additional supplemental financial and procedure information has been posted to the Investor Relations section of the Intuitive website at https://isrg.gcs-web.com/.
Webcast and Conference Call Information
Intuitive will hold a teleconference at 1:30 p.m. PDT today to discuss the first quarter 2026 financial results. The call will be webcast live and can be accessed on Intuitive’s website at www.intuitive.com. For those individuals planning to participate on the call, registration can be completed online at https://edge.media-server.com/mmc/p/rwnbqatp/ to receive dial-in details and an individual pin. The webcast replay of the call will be made available on our website at www.intuitive.com within 24 hours after the end of the live teleconference and will be accessible for at least 30 days.
About Intuitive
Intuitive (Nasdaq: ISRG), headquartered in Sunnyvale, California, is a global leader in minimally invasive care and the pioneer of robotic-assisted surgery. Our technologies include the da Vinci surgical systems and the Ion endoluminal system. By uniting advanced systems, progressive learning, and value-enhancing services, we help physicians and their teams optimize care delivery to support the best outcomes possible. At Intuitive, we envision a future of care that is less invasive and profoundly better, where diseases are identified early and treated quickly, so patients can get back to what matters most.

Product and brand names/logos are trademarks or registered trademarks of Intuitive or their respective owner. See www.intuitive.com/trademarks.
For more information, please visit the Company’s website at www.intuitive.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements relate to expectations concerning matters that are not historical facts. Statements using words such as “estimates,” “projects,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “may,” “will,” “could,” “should,” “commit,” “would,” “seek,” “potential,” “targeted,” and similar words and expressions are intended to identify forward-looking statements. These forward-looking statements are necessarily estimates reflecting the judgment of the Company’s management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements include, but are not limited to the following: statements related to future results of operations, including expected procedure growth in 2026, expected non-GAAP gross profit margins in 2026, and expected non-GAAP operating expense growth in 2026; future financial position; the goals the Company shares with its customers, including improving patient outcomes; and the estimated impact from tariffs. These forward-looking statements should be considered in light of various important factors, including, but not limited to, the following: the overall macroeconomic environment, which may impact customer spending and the Company’s costs, including tariffs, the levels of inflation, and interest rates; the conflict in Ukraine; conflicts in the Middle East, including Israel and Iran; disruption to the Company’s supply chain, including increased difficulties in obtaining a sufficient supply of materials; curtailed or delayed capital spending by hospitals; the impact of global and regional economic and credit market conditions on healthcare spending; delays in obtaining new product approvals, clearances, or certifications from the United States (“U.S.”) Food and Drug Administration (“FDA”), comparable regulatory authorities, or notified bodies; the risk of the Company’s inability to comply with complex FDA and other regulations, which may result in significant enforcement actions; regulatory approvals, clearances, certifications, and restrictions or any dispute that may occur with any regulatory body; healthcare reform legislation in the U.S. and its impact on hospital spending, reimbursement, and fees levied on certain medical device revenues; changes in hospital admissions and actions by payers to limit or manage surgical procedures; the timing and success of product development and customer acceptance of developed products; the results of any collaborations, in-licensing arrangements, joint ventures, strategic alliances, or partnerships, including the joint venture with Shanghai Fosun Pharmaceutical (Group) Co., Ltd.; the Company’s completion of and ability to successfully integrate acquisitions, including the recently completed acquisition of the da Vinci and Ion distribution businesses in Italy, Spain, and Portugal and the transition from a distributor to a direct sales model in those markets; intellectual property positions and litigation; risks associated with the Company’s operations and any expansion outside of the U.S.; unanticipated manufacturing disruptions or the inability to meet demand for products; the Company’s reliance on sole- and single-sourced suppliers; the results of legal proceedings to which the Company is or may become a party; adverse publicity regarding the Company and the safety of the Company’s products and adequacy of training; the impact of changes to tax legislation, guidance, and interpretations; changes in tariffs, trade barriers, and regulatory requirements (including changes to tariffs imposed by the U.S. on imports from various countries, including Mexico, where the Company currently manufactures a significant majority of its instruments and accessories, Germany, where the Company currently manufactures a majority of its endoscopes, and China, where the Company currently imports certain materials); and other risks and uncertainties. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release and which are based on current expectations and are subject to risks, uncertainties, and assumptions that are difficult to predict, including those risk factors identified under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as updated by the Company’s other filings with the Securities and Exchange Commission (“SEC”). The Company’s actual results may differ materially and adversely from those expressed in any forward-looking statement, and the Company undertakes no obligation to publicly update or release any revisions to these forward-looking statements, except as required by law.

*About Non-GAAP Financial Measures
To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company uses the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income attributable to Intuitive, and non-GAAP net income per diluted share attributable to Intuitive (“EPS”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
The Company uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. The Company believes that these non-GAAP financial measures provide meaningful supplemental information regarding its performance by excluding items such as amortization of intangible assets, share-based compensation (“SBC”) and long-term incentive plan (“LTIP”) expenses, acquisition-related items, gains on the sale of businesses and assets, and other special items. LTIP expense relates to phantom share awards granted in China by the Company’s Intuitive-Fosun joint venture to its employees that vest over four years and can remain outstanding for seven to ten years. These awards are valued based on certain key performance metrics. Accordingly, they are subject to significant volatility based on the performance of these metrics and are not tied to performance of the Company’s business within the period. The Company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing its performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to its historical performance. The Company believes these non-GAAP financial measures are useful to investors, because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making, and (2) they are used by institutional investors and the analyst community to help them analyze the performance of the Company’s business.
Non-GAAP gross profit. The Company defines non-GAAP gross profit as gross profit, excluding SBC and LTIP expenses, amortization of intangible assets, and acquisition-related items.
Non-GAAP income from operations. The Company defines non-GAAP income from operations as income from operations, excluding SBC and LTIP expenses, amortization of intangible assets, litigation charges, acquisition-related items, and gains on the sale of businesses and assets.
Non-GAAP net income attributable to Intuitive and EPS. The Company defines non-GAAP net income as net income attributable to Intuitive, excluding SBC and LTIP expenses, amortization of intangible assets, litigation charges, acquisition-related items, gains on the sale of businesses and assets, gains or losses on strategic investments, tax adjustments, including the excess tax benefits associated with SBC arrangements and the net tax effects related to intra-entity transfers of non-inventory assets, and adjustments attributable to noncontrolling interest in joint venture, net of the related tax effects. The Company excludes the excess tax benefits associated with SBC arrangements as well as the tax effects associated with non-cash amortization of deferred tax assets related to intra-entity non-inventory transfers, because the Company does not believe these items correlate with the ongoing results of its core operations. The tax effects of the non-GAAP items are determined by applying a calculated non-GAAP effective tax rate, which is commonly referred to as the with-and-without method. Without excluding these tax effects, investors would only see the gross effect that these non-GAAP adjustments had on the Company’s operating results. The Company’s calculated non-GAAP effective tax rate is generally higher than its GAAP effective tax rate. The Company defines non-GAAP EPS as non-GAAP net income attributable to Intuitive divided by diluted shares outstanding, which are calculated as GAAP weighted-average outstanding shares plus dilutive potential shares outstanding during the period.
There are a number of limitations related to the use of non-GAAP measures versus measures calculated in accordance with GAAP. Non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income attributable to Intuitive, and non-GAAP EPS exclude items such as SBC and LTIP expenses, amortization of intangible assets, excess tax benefits associated with SBC arrangements, and non-cash amortization of deferred tax assets related to intra-entity transfers of non-inventory assets, which are primarily recurring items. SBC expense has been, and will continue to be for the foreseeable future, a significant recurring expense in the Company’s business. In addition, the components of the costs that the Company excludes in its calculation of non-GAAP net income attributable to Intuitive and non-GAAP EPS may differ from the components that its peer companies exclude when they report their results of operations. Management addresses these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income attributable to Intuitive and non-GAAP EPS and evaluating non-GAAP net income attributable to Intuitive and non-GAAP EPS together with net income attributable to Intuitive and net income per share attributable to Intuitive calculated in accordance with GAAP.

INTUITIVE SURGICAL, INC.
UNAUDITED QUARTERLY CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(IN MILLIONS, EXCEPT PER SHARE DATA)

	Three Months Ended
	March 31, 2026	December 31, 2025	March 31, 2025
Revenue:
Instruments and accessories	$1,686.4	$1,658.3	$1,367.7
Systems	650.7	785.9	522.7
Services	433.7	422.0	363.0
Total revenue	2,770.8	2,866.2	2,253.4
Cost of revenue:
Product	780.0	809.8	670.7
Service	160.3	152.1	125.0
Total cost of revenue	940.3	961.9	795.7
Gross profit	1,830.5	1,904.3	1,457.7
Operating expenses:
Selling, general, and administrative (1)	613.3	687.1	563.4
Research and development	361.9	352.9	316.2
Total operating expenses	975.2	1,040.0	879.6
Income from operations (2)	855.3	864.3	578.1
Interest and other income (expense), net	85.1	91.3	90.4
Income before taxes	940.4	955.6	668.5
Income tax expense (benefit) (3)	114.4	156.1	(35.2)
Net income	826.0	799.5	703.7
Less: net income attributable to noncontrolling interest in joint venture	4.5	4.7	5.3
Net income attributable to Intuitive Surgical, Inc.	$821.5	$794.8	$698.4
Net income per share attributable to Intuitive Surgical, Inc.:
Basic	$2.31	$2.24	$1.95
Diluted (4)	$2.28	$2.21	$1.92
Weighted average shares outstanding:
Basic	354.9	354.9	357.5
Diluted	359.8	360.4	364.6

(1) Selling, general, and administrative includes the effect of the following item:
Contribution to the Intuitive Foundation	$—	$70.0	$—
(2) Income from operations includes the effect of the following items:
Amortization of intangible assets	$(7.1)	$(3.3)	$(3.4)
Expensed IP charged to R&D	$—	$—	$(5.1)
(3) Income tax expense (benefit) includes the effect of the following items:
Excess tax benefits related to share-based compensation arrangements	$(73.3)	$(43.0)	$(145.4)
Discrete tax benefit from release of unrecognized tax benefits	$(1.6)	$(22.5)	$(0.5)
(4) Diluted net income per share attributable to Intuitive Surgical, Inc. includes the effect of the following items:
Contribution to the Intuitive Foundation, net of tax	$—	$(0.15)	$—
Amortization of intangible assets, net of tax	$(0.02)	$(0.01)	$(0.01)
Expensed IP charged to R&D, net of tax	$—	$—	$(0.01)
Excess tax benefits related to share-based compensation arrangements	$0.20	$0.12	$0.40
Discrete tax benefit from release of unrecognized tax benefits	$—	$0.06	$—

INTUITIVE SURGICAL, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(IN MILLIONS)

	March 31, 2026	December 31, 2025
Cash, cash equivalents, and investments	$7,979.2	$9,034.1
Accounts receivable, net	1,595.6	1,527.3
Inventory	1,945.1	1,840.0
Property, plant, and equipment, net	5,447.9	5,342.4
Goodwill	613.2	370.3
Deferred tax assets	683.8	1,018.6
Other assets	1,846.2	1,326.0
Total assets	$20,111.0	$20,458.7

Accounts payable and other liabilities	$1,850.3	$1,918.9
Deferred revenue	663.5	598.1
Total liabilities	2,513.8	2,517.0
Stockholders’ equity	17,597.2	17,941.7
Total liabilities and stockholders’ equity	$20,111.0	$20,458.7

INTUITIVE SURGICAL, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(IN MILLIONS, EXCEPT PER SHARE DATA)

	Three Months Ended
	March 31, 2026	December 31, 2025	March 31, 2025
GAAP gross profit	$1,830.5	$1,904.3	$1,457.7
GAAP gross profit margin (1)	66.1%	66.0%	64.7%
Share-based compensation expense	36.0	35.5	36.2
Long-term incentive plan expense	0.1	(0.1)	0.3
Amortization of intangible assets	6.6	2.4	2.4
Acquisition-related items	5.9	$—	$—
Non-GAAP gross profit	$1,879.1	$1,942.1	$1,496.6
Non-GAAP gross profit margin (1)	67.8%	67.6%	66.4%

GAAP income from operations	$855.3	$864.3	$578.1
Share-based compensation expense	209.5	203.2	185.2
Long-term incentive plan expense	0.5	(1.4)	0.8
Amortization of intangible assets	7.1	3.3	3.4
Litigation charges	6.3	2.0	—
Gains on sale of businesses and assets	(7.9)	(1.0)	—
Acquisition-related items	6.0	—	—
Non-GAAP income from operations	$1,076.8	$1,070.4	$767.5

GAAP net income attributable to Intuitive Surgical, Inc.	$821.5	$794.8	$698.4
Share-based compensation expense	209.5	203.2	185.2
Long-term incentive plan expense	0.5	(1.4)	0.8
Amortization of intangible assets	7.1	3.3	3.4
Litigation charges	6.3	2.0	—
Gains on sale of businesses and assets	(7.9)	(1.0)	—
(Gains) losses on strategic investments	(0.6)	(4.9)	0.6
Acquisition-related items	6.0	—	—
Tax adjustments (2)	(141.1)	(82.7)	(226.6)
Adjustments attributable to noncontrolling interest in joint venture	(0.2)	0.3	(0.3)
Non-GAAP net income attributable to Intuitive Surgical, Inc.	$901.1	$913.6	$661.5

GAAP net income per share attributable to Intuitive Surgical, Inc. - diluted	$2.28	$2.21	$1.92
Share-based compensation expense	0.58	0.56	0.50
Long-term incentive plan expense	—	—	—
Amortization of intangible assets	0.02	0.01	0.01
Litigation charges	0.02	—	—
Gains on sale of businesses and assets	(0.02)	—	—
(Gains) losses on strategic investments	—	(0.02)	—
Acquisition-related items	0.01	—	—
Tax adjustments (2)	(0.39)	(0.23)	(0.62)
Adjustments attributable to noncontrolling interest in joint venture	—	—	—
Non-GAAP net income per share attributable to Intuitive Surgical, Inc. - diluted	$2.50	$2.53	$1.81

(1) Gross profit margin is calculated by dividing gross profit by revenue.
(2) For the three months ended March 31, 2026, tax adjustments included: (a) excess tax benefits associated with share-based compensation arrangements of $(73.3) million, or $(0.20) per diluted share; (b) the tax impact related to intra-entity transfers of non-inventory assets of $10.7 million, or $0.03 per diluted share; and (c) other tax adjustments effects determined by applying a calculated non-GAAP effective tax rate of $(78.5) million, or $(0.22) per diluted share. For the three months ended March 31, 2025, tax adjustments included: (a) excess tax benefits associated with share-based compensation arrangements of $(145.4) million, or $(0.40) per diluted share; (b) the tax impact related to intra-entity transfers of non-inventory assets of $10.7 million, or $0.03 per diluted share; and (c) other tax adjustments effects determined by applying a calculated non-GAAP effective tax rate of $(91.9) million, or $(0.25) per diluted share.